File No. 333-90716
As filed with the Securities and Exchange Commission on May 26, 2016
UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________
Post-Effective Amendment No. 1 To
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	87-0565309 (I.R.S. Employer Identification No.)
75 West Center Street
 Provo, Utah 84601
(801) 345-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
 ____________________
M. Truman Hunt
President and Chief Executive Officer
Nu Skin Enterprises, Inc.
75 West Center Street
Provo, Utah 84601
(801) 345-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________
Copies to:
Nolan S. Taylor, Esq. David F. Marx, Esq. Dorsey & Whitney LLP 136 South Main Street, Suite 1000 Salt Lake City, Utah 84101 (801) 933-7360	D. Matthew Dorny General Counsel and Secretary Nu Skin Enterprises, Inc. 75 West Center Street Provo, Utah 84601 (801) 345-1000
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Approximate date of commencement of proposed public sale: This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.
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If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
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EXPLANATORY NOTE
Nu Skin Enterprises, Inc. (the "Company") is filing this Post-Effective Amendment to Form S-3 (the "Amendment") to deregister any and all securities originally registered by the Company that remain unsold as of the date hereof, pursuant to the registration statement on Form S-3 (File No. 333-90716) filed with the Securities and Exchange Commission on June 18, 2002, which registered the resale of 19,550,000 shares of the Company's Class A common stock.

The registrant hereby removes from registration, by means of this Amendment, any and all of the securities registered but unsold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on May 26, 2016.

NU SKIN ENTERPRISES, INC.

By    /s/ M. Truman Hunt_________
Name:  M. Truman Hunt
Title:  Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed by the following persons in the capacities indicated and on the dates indicated.
Signature	Title	Date
/s/ Steven J. Lund Steven J. Lund	Executive Chairman of the Board	May 26, 2016
/s/ M. Truman Hunt M. Truman Hunt	President, Chief Executive Officer and Director (Principal Executive Officer)	May 26, 2016
/s/ Ritch N. Wood Ritch N. Wood	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	May 26, 2016
/s/ Daniel W. Campbell Daniel W. Campbell	Director	May 26, 2016
/s/ Andrew D. Lipman Andrew D. Lipman	Director	May 26, 2016
/s/ Thomas R. Pisano Thomas R. Pisano	Director	May 26, 2016
/s/ Nevin N. Andersen Nevin N. Andersen	Director	May 26, 2016
/s/ Neil H. Offen Neil H. Offen	Director	May 26, 2016
/s/ Edwina D. Woodbury Edwina D. Woodbury	Director	May 26, 2016

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